UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 22, 2018
AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of shareholders on May 22, 2018.  The voting results on the proposals considered at the annual meeting are set forth below:
1.	Elect 11 directors.
	For	Withheld	Broker Non-Votes
Carl H. Lindner III	72,366,349	3,117,846	5,091,770
S. Craig Lindner	72,366,670	3,117,525	5,091,770
Kenneth C. Ambrecht	64,379,772	11,104,423	5,091,770
John B. Berding	69,137,967	6,346,228	5,091,770
Joseph E. (Jeff) Consolino	66,345,410	9,138,785	5,091,770
Virginia C. Drosos	73,920,429	1,563,766	5,091,770
James E. Evans	65,923,712	9,560,483	5,091,770
Terry S. Jacobs	70,433,469	5,050,726	5,091,770
Gregory G. Joseph	73,039,517	2,444,678	5,091,770
William W. Verity	60,150,128	15,334,067	5,091,770
John I. Von Lehman	66,844,579	8,639,616	5,091,770
2.	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018.
For	Against	Abstain
78,736,914	1,782,487	56,564
3.	Approve, on an advisory basis, compensation of our named executive officers.
For	Against	Abstain	Broker Non-Votes
70,621,189	4,507,449	355,557	5,091,770
4.	Shareholder proposal to prepare sustainability report.
For	Against	Abstain	Broker Non-Votes
36,078,694	38,527,017	878,484	5,091,770

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 23, 2018	AMERICAN FINANCIAL GROUP, INC. By: /s/ Mark A. Weiss Mark A. Weiss Vice President